Exhibit 99.1
Investor Contact:
Phyllis Knight
Executive Vice President and CFO
(248) 614-8200
or
Media Contact:
Christine Fisher
pushtwentytwo
(248) 335-9500 ext. 30
cfisher@pushtwentytwo.com
Champion Enterprises Announces Departure of Executive Officer
TROY, Mich., February 27, 2008 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, announced today that, in connection with a reorganization of it’s North American manufacturing operations, Bobby J. Williams, former vice president – operations, is no longer with the Company. In addition the Company has reduced its four North American regional offices to two in an effort to streamline operations and reduce costs.
About Champion
Troy, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 33 manufacturing facilities in North America and the United Kingdom working with independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.